EXHIBIT 21.1

Subsidiaries*

Red Hawk Petroleum, LLC, a Nevada limited liability company, which is wholly-owned

Pacific Energy Development Corp., a Nevada corporation, which is wholly-owned

Ridgeway Arizona Oil Corp., an Arizona corporation, which is wholly-owned

SRPT Acquisition, LLC, a Texas limited liability company, which is wholly-owned

PRH Holdings LLC, a Nevada limited liability company, which is wholly-owned

NP Merger Sub, LLC a Delaware limited liability company, which is wholly-owned

COG Merger Sub, LLC, a Delaware limited liability company, which is wholly-owned

Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company, which is wholly-owned

North Peak Oil & Gas Holdings, LLC, a Delaware limited liability company, which is wholly-owned

Navigation Powder River, LLC, a Delaware limited liability company, which is wholly-owned

Century Oil and Gas, LLC, a Delaware limited liability company, which is wholly-owned

Century Oil and Gas South, LLC, a Delaware limited liability company, which is wholly-owned

Pine Haven Resources, LLC, a Delaware limited liability company, which is wholly-owned

NPR Intermediate, LLC, a Delaware limited liability company, which is wholly-owned

PHR Intermediate, LLC, a Delaware limited liability company, which is wholly-owned

COG Intermediate, LLC, a Delaware limited liability company, which is wholly-owned

NPR Investment Holdings, LLC, a Delaware limited liability company, which is wholly-owned

PHR Investment Holdings, LLC, a Delaware limited liability company, which is wholly-owned

COG Investment Holdings, LLC, a Delaware limited liability company, which is wholly-owned

North Peak Oil & Gas, LLC, a Delaware limited liability company, which is wholly-owned

North Silo Resources, LLC, a Delaware limited liability company, which is wholly-owned

Longs Peak Resources, LLC, a Delaware limited liability company, which is wholly-owned

Mountain Crypto, LLC, a Delaware limited liability company, which is wholly-owned

LPR Intermediate, LLC, a Delaware limited liability company, which is wholly-owned

LPR Investment Holdings, LLC, a Delaware limited liability company, which is wholly-owned

LPR Investments North, LLC, a Delaware limited liability company, which is wholly-owned

LPR Investments South, LLC, a Delaware limited liability company, which is wholly-owned

*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of PEDEVCO Corp. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report. Inclusion in this list is not, however, a representation that the listed subsidiary is a “significant subsidiary.”